SUPPLEMENT DATED JANUARY 21, 2020
To the following variable annuity prospectuses:
Allianz Index Advantage Income® Variable Annuity
Dated November 18, 2019
Allianz Index Advantage® Variable Annuity
Allianz Index Advantage ADV® Variable Annuity
Allianz Index Advantage NF® Variable Annuity
Dated April 29, 2019, as supplemented November 18, 2019

ISSUED BY
Allianz Life Insurance Company of North America and Allianz Life Variable Account B
This supplement updates certain information contained in the prospectus and should be attached to the prospectus and retained for future reference.

For all products listed above issued in California, Hawaii, Indiana, Montana, Nebraska, and Rhode Island on or after January 27, 2020, the Alternate Minimum Value described in Appendix F is no longer available.

Index Advantage Income®
Effective January 27, 2020, the Level Income Guarantee Payment Percentage is available to all Index Advantage Income® Contracts issued in California, Hawaii, Indiana, Montana, Nebraska, Pennsylvania, and Rhode Island provided that Income Payments under the Income Benefit have not yet begun. For more information on the Level Income Guarantee Payment Percentage, please see pages 64 and 65 of the prospectus.

PRO-009-0519
(IXA-003,IXA-003-ADV,IXA-003-NF,IAI-003)